EXHIBIT 11.2




                                 MICROAGE, INC.
                      FULLY DILUTED EPS DETAIL CALCULATION


                                                   Quarters ended
                                                   --------------
                                             January 29,       January 30,
                                                   1995              1994
                                             ----------        ----------

   Net income available for primary EPS    $  2,872,000      $  4,530,000
                                           ============      ============
   Shares:  per primary EPS                  14,445,579        12,638,515
            additional shares issuable            1,765           121,470
                                           ------------      ------------
                                           $ 14,447,344        12,759,985
                                           ============      ============

   Fully diluted EPS                       $       0.20      $       0.36
                                           ============      ============